EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/30/2013	Sale	$7.5848	1	22570
12/31/2013	Sale	$7.6077	2	45300
1/2/2014	Sale	$7.6314	3	43400
1/3/2014	Sale	$7.9420	4	63000
1/6/2014	Sale	$8.3326	5	60900
1/7/2014	Sale	$8.5829	6	54800
1/8/2014	Sale	$8.8694	7	69644
1/9/2014	Sale	$8.5683	8	88800
1/10/2014	Sale	$8.6386	9	61412
1/13/2014	Sale	$8.2919	10	60003
1/14/2014	Sale	$8.4766	11	37882
1/15/2014	Sale	$8.4346	12	27687
1/16/2014	Sale	$8.4844	13	44854

1 This transaction was executed in multiple trades at prices ranging from $7.50 – 7.70.
2 This transaction was executed in multiple trades at prices ranging from $7.55 – 7.63.
3 This transaction was executed in multiple trades at prices ranging from $7.56 – 7.70.
4 This transaction was executed in multiple trades at prices ranging from $7.66 – 8.30.
5 This transaction was executed in multiple trades at prices ranging from $8.23 – 8.40.
6 This transaction was executed in multiple trades at prices ranging from $8.39 – 8.80.
7 This transaction was executed in multiple trades at prices ranging from $8.70 – 9.10.
8 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.80.
9 This transaction was executed in multiple trades at prices ranging from $8.45 – 8.93.
10 This transaction was executed in multiple trades at prices ranging from $8.195 – 8.53.
11 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.63.
12 This transaction was executed in multiple trades at prices ranging from $8.35 – 8.49.
13 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.53.